As filed with the Securities and Exchange Commission on December 2, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

XP Inc.

(Exact name of Registrant as specified in Its charter)

Not Applicable

(Translation of Registrant’s name into English)

The Cayman Islands	6211	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Av. Chedid Jafet, 75, Torre Sul, 30th floor,

Vila Olímpia – São Paulo

Brazil 04551-065

+55 (11) 3075-0429

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

XP Investments US, LLC

55 West 46th Street, 30th floor

New York, NY 10036

(646) 664-0501

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Manuel Garciadiaz Byron B. Rooney Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 (212) 450-4000	J. Mathias von Bernuth Filipe Areno Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001 (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☒ 333-251025

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ __________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐ __________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company  ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A common shares, par value US$0.00001 per share	4,087,409	US$39.00	US$159,408,951	US$17,391.52

(1)

The 4,087,409 Class A common shares being registered in this Registration Statement are in addition to the 31,702,607 Class A common shares registered pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-251025).

(2)

Estimated in accordance with Rule 457 of the Securities Act of 1933, as amended, on the basis of US$39.00 per share, the public offering price to be set forth on the cover page of the Registrant’s prospectus dated December 2, 2020 relating to its public offering pursuant to the Registrant’s Registration Statement on Form F-1 (File No. 333-251025). A registration fee was previously paid in connection with that Registration Statement.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) and General Instruction V of Form F-1, both promulgated under the Securities Act of 1933, as amended. Pursuant to Rule 462(b), the contents of the Registration Statement on Form F-1 (File No. 333-251025) of XP Inc. (the “Registrant”), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on December 2, 2020, are incorporated by reference into this Registration Statement.

EXHIBIT INDEX

The following documents are filed as part of this registration statement:

5.1	Opinion of Maples and Calder, Cayman Islands counsel of XP Inc., as to the validity of the Class A common shares

23.1	Consent of PricewaterhouseCoopers Auditores Independentes

23.3	Consent of Maples and Calder, Cayman Islands counsel of XP Inc. (included in Exhibit 5.1)

24.1*	Powers of attorney (included on signature page to the registration statement)*

*	Previously filed.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Exhibits

All exhibits filed with or incorporated by reference in Registration Statement No. 333-251025 are incorporated by reference herein, and shall be deemed to be a part of this Registration Statement, except for those set forth in the exhibit index attached hereto, which are filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of São Paulo, Brazil, on this 2nd day of December 2020.

XP Inc.

By:	/s/ Guilherme Dias Fernandes Benchimol
Name:	Guilherme Dias Fernandes Benchimol
Title:	Chief Executive Officer

By:	/s/ Bruno Constantino Alexandre dos Santos
Name:	Bruno Constantino Alexandre dos Santos
Title:	Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Guilherme Dias Fernandes Benchimol	Chief Executive Officer (principal executive officer)	December 2, 2020
Guilherme Dias Fernandes Benchimol

/s/ Bruno Constantino Alexandre dos Santos	Chief Financial Officer (principal financial officer and principal accounting officer)	December 2, 2020
Bruno Constantino Alexandre dos Santos

*	Director	December 2, 2020
Bernardo Amaral Botelho

*	Director	December 2, 2020
Carlos Alberto Ferreira Filho

*	Director	December 2, 2020
Gabriel Klas da Rocha Leal

*	Director	December 2, 2020
Fabrício Cunha de Almeida

*	Director	December 2, 2020
Guilherme Sant’Anna Monteiro da Silva

Director
Luiz Felipe Calabró

*	Director	December 2, 2020
Martin Emiliano Escobari Lifchitz

Director
Geraldo José Carbone

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Name	Title	Date

Director
Francisco Eduardo de Almeida Pinto

Director
Maria Helena dos Santos Fernandes de Santana

Director
Ricardo Baldin

*	XP Investments US, LLC Authorized representative in the United States	December 2, 2020
Jared Wilson

*

By:	/s/ Bruno Constantino Alexandre dos Santos
Bruno Constantino Alexandre dos Santos Attorney-in-Fact

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